As filed with the Securities and Exchange Commission on August 18, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	87-1240344
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

223 N. Mathilda Avenue Sunnyvale, California	94086
(Address of Principal Executive Offices)	(Zip Code)

23andMe Holding Co. 2021 Incentive Equity Plan

23andMe Holding Co. Employee Stock Purchase Plan

(Full title of the plans)

Kathy Hibbs

Chief Legal & Regulatory Officer

223 N. Mathilda Avenue

Sunnyvale, California 94086

(Name and address of agent for service)

(650) 938-6300

(Telephone number, including area code, of agent for service)

With copies of all notices, orders, and communications to:

Marlee S. Myers

Celia A. Soehner

Morgan, Lewis & Bockius LLP

One Oxford Centre, Thirty-Second Floor

Pittsburgh, Pennsylvania 15219

(412) 560-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A common stock, par value $0.0001 per share(3)	135,532,330	$7.38	$1,000,228,595.40	$109,124.94
Class A common stock, par value $0.0001 per share(4)	11,420,000	$7.38	$84,279,600.00	$9,194.90
Class A common stock, par value $0.0001 per share(5)	13,026,028	$7.38	$96,132,086.44	$10,488.01
TOTAL	159,978,358		$1,180,640,282.04	$128,807.85

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers any additional shares of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of 23andMe Holding Co., a Delaware corporation (unless otherwise indicated or the context otherwise requires, the “Company,” “23andMe,” “we,” “our,” or “us”) that may become issuable in respect of the securities identified in the table above by reason of any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, or other similar transaction that results in an increase in the number of outstanding shares of Class A Common Stock. In addition, this Registration Statement registers the resale of shares of Class A Common Stock by certain selling stockholders identified in the Reoffer Prospectus included in and filed with this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act.

(2)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices per share of the Class A Common Stock reported on The Nasdaq Global Select Market on August 16, 2021.

(3)	Represents 135,532,330 shares of Class A Common Stock reserved for issuance under the 23andMe Holding Co. 2021 Incentive Equity Plan (the “2021 Plan”).
(4)	Represents 11,420,000 shares of Class A Common Stock reserved for issuance under the 23andMe Holding Co. Employee Stock Purchase Plan (the “ESPP”).
(5)	Represents the resale of shares of Class A Common Stock underlying outstanding awards granted to the Selling Stockholders (as defined in the Reoffer Prospectus).

EXPLANATORY NOTE

This Registration Statement is being filed by the Company to register 135,532,330 shares of Class A Common Stock issuable under the 2021 Plan and 11,420,000 shares of Class A Common Stock issuable under the ESPP. The total number of shares of Class A Common Stock under the 2021 Plan will automatically increase on the first business day of each calendar year, beginning with calendar year 2022, by a number of shares equal to the least of (x) 22,839,019 million shares of Class A Common Stock, (y) 3.0% of the aggregate number of shares of Class A Common Stock and the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) taken together, outstanding as of the last day of the immediately preceding calendar year, or (z) such lesser number of shares of Class A Common Stock as may be determined by the Compensation Committee of the Company’s Board of Directors (the “Board”). Furthermore, the ESPP provides that the number of shares reserved and available for issuance thereunder will automatically increase on January 1, 2023 and each January 1 thereafter by an amount equal to 1% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the immediately preceding December 31; provided, however, in no event will any annual increase exceed 5,000,000 shares or such lesser number of shares determined by the Board in its discretion. The offer and sale of such additional shares have not been included in this Registration Statement and will be registered, as appropriate, in the future.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Class A Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of Securities Act, and the rules and regulations promulgated thereunder, that are issuable to certain of our directors and executive officers identified in the Reoffer Prospectus. The number of shares of Class A Common Stock included in the Reoffer Prospectus represents shares of Class A Common Stock issuable to the Selling Stockholders pursuant to outstanding equity awards granted to the Selling Stockholders prior to the Business Combination (as defined in the Reoffer Prospectus) and does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock.

On June 16, 2021 (the “Closing Date”), the Company consummated the transactions contemplated by the Agreement and Plan of Merger, dated February 4, 2021, as amended on February 13, 2021 and March 25, 2021, among VG Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company in 2020 (“VGAC”), Chrome Merger Sub, and 23andMe, Inc. (the “Merger”). In connection with the Merger, VGAC changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware and changed its name to 23andMe Holding Co. (the “Domestication”). On the Closing Date, Merger Sub merged with and into 23andMe, Inc., with 23andMe, Inc. being the surviving corporation and a wholly owned subsidiary of the Company (together with the Merger and the Domestication, the “Business Combination”).

Prior to the Business Combination, VGAC had a December 31 fiscal year end and 23andMe, Inc. had a March 31 fiscal year end. Effective upon the Closing of the Business Combination, the Company changed its fiscal year end to March 31. Class A Common Stock and the Company’s public Warrants trade on Nasdaq under the symbols “ME” and “MEUSW,” respectively.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2021 Plan and the ESPP, as applicable, covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

REOFFER PROSPECTUS

13,026,028 Shares of Class A Common Stock

This prospectus (the “Reoffer Prospectus”) relates to resales of shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of 23andMe Holding Co., a Delaware corporation (the “Company,” “23andMe,” “we,” “our,” or “us”), which may be offered from time to time by the selling stockholders described in this Reoffer Prospectus (collectively, the “Selling Stockholders”). This Reoffer Prospectus covers 13,026,028 shares of Class A Common Stock issued under an option agreement or restricted stock unit award agreement, as applicable, between the Company and the Selling Securityholder. We are not offering any shares of Class A Common Stock and will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus.

Upon vesting of the shares offered hereby pursuant to the terms of the relevant award agreement, the Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell such shares, we will name them and describe their compensation in a prospectus supplement. The Class A Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale, or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares for sale. The Selling Stockholders may sell any, all, or none of the shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 9 for more information about how the Selling Stockholders may sell or dispose of the shares of Class A Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). Shares of Class A Common Stock that will be issued pursuant to restricted stock units and options granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Class A Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Class A Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “ME.” On August 16, 2021, the closing price of our Class A Common Stock was $7.29.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our Class A Common Stock involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 6 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Reoffer Prospectus. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is August 18, 2021

You should rely only on the information provided in this Reoffer Prospectus, as well as the information incorporated by reference into this Reoffer Prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this Reoffer Prospectus and the documents incorporated by reference into this Reoffer prospectus, our business, financial condition, results of operations, and prospects may have changed.

ABOUT THIS PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Documents Incorporated By Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other documents with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the Registration Statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also make these documents available on the investor relations portion of our website at www.23andme.com. Our website and the information contained or connected to our website is not incorporated by reference in this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive offices are located at 223 N. Mathilda Avenue, Sunnyvale, California 94086. Our telephone number is (650) 938-6300.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, and information that we file later with the Commission will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable Commission rules) after the date of this Reoffer Prospectus and prior to the termination of the offering under this Reoffer Prospectus:

•

The Company’s prospectus filed with the Commission on July  23, 2021 pursuant to Rule 424(b) of the Securities Act, relating to the Company’s Registration Statement on Form S-1 (File No. 333-257768), as such prospectus may be supplemented or amended;

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 24, 2021 and as amended on May 4, 2021;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Commission on August 13, 2021;

•

The Company’s Current Reports on Form 8-K, as applicable, filed with the Commission on February 4, 2021, February  16, 2021, March 30, 2021, April  6, 2021, May 3, 2021, May  27, 2021, May 28, 2021, June  4, 2021, June 11, 2021, June 21, 2021, and June 21, 2021; and

•

The description of the Class  A Common Stock contained in the Registration Statement on Form 8-A filed on June 17, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this Reoffer Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this Reoffer Prospectus: 23andMe Holding Co., 223 N. Mathilda Avenue, Sunnyvale, California 94086.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Reoffer Prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein may constitute “forward-looking statements” for purposes of the federal securities laws. The Company’s forward-looking statements include, but are not limited to, statements regarding its or its management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would,” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this Reoffer Prospectus, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that the recently consummated Business Combination (as defined below) disrupts current plans and operations of the Company;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

•

costs related to the Business Combination, including costs associated with reporting requirements of a public company under the Exchange Act, the Sarbanes-Oxley Act of 2002, and the rules and regulations of the applicable listing standards of Nasdaq;

•	changes in applicable laws or regulations;

•	the effect of the COVID-19 pandemic on the Company’s business;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

•	the inability to maintain the listing of the Company’s shares of Class A Common Stock or publicly traded warrants on Nasdaq; and

•	other risks and uncertainties set forth in the section entitled “Risk Factors” included elsewhere in this Reoffer Prospectus.

PROSPECTUS SUMMARY

This Reoffer Prospectus is part of the Registration Statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the Registration Statement of which this Reoffer Prospectus forms part includes additional information not contained in this Reoffer Prospectus. You may read the Registration Statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Documents Incorporated by Reference” if necessary.

The Company

23andMe is a mission-driven company dedicated to empowering consumers to live healthier lives. 23andMe believes that its premier database of genetic and phenotypic information crowdsourced from its millions of customers can revolutionize healthcare by providing insights into the origins and treatment of diseases and by speeding the discovery and development of novel therapies. 23andMe is committed to rigorous scientific, ethical, and privacy standards and to being the most trusted source of genetic information.

Background

On June 16, 2021 (the “Closing Date”), VG Acquisition Corp. (“VGAC”) consummated its initial business combination (the “Merger” and the closing of the Merger, the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated February 4, 2021, by and among VGAC, Chrome Merger Sub, Inc., a wholly owned direct subsidiary of VGAC (“Merger Sub”), and 23andMe, Inc. (as subsequently amended, the “Merger Agreement”).

Pursuant to the Closing, VGAC filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a charter and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which VGAC was domesticated and continued as a Delaware corporation, changing its name to “23andMe Holding Co.” (the “Domestication”).

As a result of and upon the effective time of the Domestication, among other things, (1) each of the then issued and outstanding shares of Class A ordinary shares, par value $0.0001 per share, of VGAC (the “VGAC Class A ordinary shares”), and Class B ordinary shares, par value $0.0001 per share, of VGAC, automatically converted, on a one-for-one basis, into shares of Class A Common Stock; (2) each then issued and outstanding warrant of VGAC (the “VGAC warrants”) automatically converted into a warrant to acquire one share of Class A Common Stock (“Warrant”); and (3) each of the then issued and outstanding units of VGAC that had not been previously separated into the underlying VGAC Class A ordinary shares and underlying VGAC warrants upon the request of the holder thereof, were canceled and entitled the holder thereof to one share of Class A Common Stock and one-third of one Warrant.

On the Closing Date, as contemplated by the Merger Agreement, the Company consummated the Merger, whereby Merger Sub merged with and into 23andMe, Inc., the separate corporate existence of Merger Sub ceased and 23andMe, Inc. became the surviving corporation and a wholly owned subsidiary of the Company (together with the Merger and the Domestication, the “Business Combination”).

Immediately prior to the effective time of the Merger, each share of 23andMe, Inc. preferred stock, which consisted of the shares of (i) Series A preferred stock, par value $0.00001 per share, of 23andMe, Inc., (ii) Series B preferred stock, par value $0.00001 per share, of 23andMe, Inc., (iii) Series C preferred stock, par value $0.00001 per share, of 23andMe, Inc., (iv) Series D preferred stock, par value $0.00001 per share, of 23andMe, Inc., (v) Series E preferred stock, par value $0.00001 per share, of 23andMe, Inc., (vi) Series F preferred stock, par value $0.00001 per share, of 23andMe, Inc., and (vii) Series F-1 preferred stock, par value $0.00001 per share, of 23andMe, Inc., converted into one share of Class B common stock, par value $0.00001 per share, of 23andMe, Inc. (the “23andMe, Inc. Class B Common Stock”) (such converted shares, the “23andMe, Inc. Converted Preferred Shares”).

As a result of and upon the Closing, among other things, (i) each share of Class A common stock, par value $0.00001 per share, of 23andMe, Inc. (“23andMe, Inc. Class A Common Stock”) (other than dissenting shares) was canceled and converted into the right to receive the applicable portion of the merger consideration comprised of shares of Class A Common Stock, as determined pursuant to the Share Conversion Ratio (as defined below), (ii) each share of 23andMe, Inc. Class B Common Stock, including the 23andMe, Inc. Converted Preferred Shares, (other than dissenting shares) was canceled and converted into the right to receive the applicable portion of the merger consideration comprised of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”), as determined pursuant to the Share Conversion Ratio, and (iii) each restricted stock unit and outstanding option to purchase 23andMe, Inc. Class A Common Stock and 23andMe, Inc. Class B Common Stock (whether vested or unvested) was assumed by the Company and converted into comparable restricted stock units and options that are exercisable for shares of Class A Common Stock, as applicable, with a value determined in accordance with the Share Conversion Ratio (and, with regard to options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986 (the “Code”), in a manner compliant with Section 424(a) of the Code). The “Share Conversion Ratio” is equal to 2.293698.

The rights of holders of Class A Common Stock are governed by our Certificate of Incorporation (the “Charter”), our amended and restated Bylaws (the “Bylaws”), and the Delaware General Corporation Law (the “DGCL”). The rights of holders of Warrants are governed by the Warrant Agreement dated as of October 1, 2020, duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 13,026,028 shares of our Class A Common Stock, issued to each Selling Stockholder. Upon vesting of the shares offered hereby pursuant to the terms of the applicable award agreements, the Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

Implications of Being an Emerging Growth Company

The Company is an emerging growth company (“EGC”), as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. The Company has elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date the Company (i) is no longer an EGC or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

In addition, the Company intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board; and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

The Company will remain an EGC under the JOBS Act until the earliest of (i) the last day of the fiscal year (a) following October 2, 2025, the fifth anniversary of the closing of the Company’s initial public offering, (b) the year in which we have total annual gross revenue of at least $1.07 billion, or (c) the year in which we are deemed to be a large accelerated filer, which means the market value of the common equity of the Company that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; or (ii) the date on which the Company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Additional Information

Our principal executive offices are located at 223 N. Mathilda Avenue, Sunnyvale, California 94086. Our telephone number is (650) 938-6300. Our website address is www.23andme.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Registration Statement on Form S-1 filed with the Commission on July 8, 2021 and our Quarterly Report on Form 10-Q filed with the Commission on August 13, 2021, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Class A Common Stock offered pursuant to this Reoffer Prospectus are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. All proceeds from the sales of the Class A Common Stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of the Class A Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of July 31, 2021 (the “Determination Date”), (i) the name of each Selling Stockholder who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Class A Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each Selling Stockholder; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Class A Common Stock each Selling Stockholder will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the Selling Stockholder indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o 23andMe Holding Co., 223 N. Mathilda Avenue, Sunnyvale, California 94086.

The Selling Stockholders identified below may have sold, transferred, or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Class A Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Class A Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Class A Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Prior to this Offering (1)	Shares of Class A Common Stock Offered for Resale in this Offering (2)	Shares of Class A Common Stock Beneficially Owned After Resale in this Offering (3)	Percentage of Class ACommon Stock Beneficially OwnedAfter Resale in this Offering (1)(2)
Neal Mohan (4)	229,369	229,369	—	*
Richard Scheller (5)	277,174	458,738	—	*
Anne Wojcicki (6)	—	1,250,581	—	*
Steve Schoch (7)	1,148,054	2,236,354	—	*
Kathy Hibbs (8)	1,678,664	2,450,386	—	*
Kenneth Hillan (9)	940,425	2,018,452	—	*
Steve Lemon (10)	1,544,202	2,084,171	—	*
Tracy Keim (11)	815,683	1,151,130	—	*
Fred Kohler (12)	457,553	1,146,847	—	*

*	Represents less than 1%.
(1)

In computing the number of shares of Class A Common Stock beneficially owned by a Selling Stockholder and the percentage ownership of that person, we deemed to be outstanding all shares of Class A Common Stock subject to restricted stock units and options held by that Selling Stockholder that are vested or convertible as the Determination Date or that will become vested or convertible within 60 days after the Determination Date.

(2)

The number of shares of Class A Common Stock offered for resale in this offering reflect all shares of Class A Common Stock acquired or issuable to a Selling Stockholder pursuant to applicable award grants previously made irrespective of whether such grants are vested or convertible as of the Determination Date or will become vested or convertible within 60 days after the Determination Date.

(3)

Assumes all of the shares of Class A Common Stock being offered are sold in the offering, that shares of Class A Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the restricted stock units and options relating to the shares being offered.

(4)	Includes 229,369 options exercisable for shares of Class A Common Stock that are vested or that will vest within 60 days of the Determination Date. Mr. Mohan is a director of the Company.
(5)	Includes 277,174 options exercisable for shares of Class A Common Stock which are vested or that will vest within 60 days of the Determination Date. Dr. Scheller is a director of the Company.
(6)

Includes 0 restricted stock units that are vested or that will vest within 60 days of the Determination Date. Ms. Wojcicki, the Company’s Chief Executive Officer and the Chair of the Board, also has indirect beneficial ownership of 2,500,000 shares of Class A Common Stock and 98,633,827 shares of Class B Common Stock, which are convertible into shares of Class A Common Stock on a share-for-share basis at any time at the option of the holder, and which are not offered hereby.

(7)

Includes 1,148,054 options exercisable for shares of Class A Common Stock that are vested or that will vest within 60 days of the Determination Date. Mr. Schoch is the Company’s Chief Financial Officer and Chief Accounting Officer.

(8)

Includes 1,678,664 options exercisable for shares of Class A Common Stock that are vested or that will vest within 60 days of the Determination Date. Ms. Hibbs, the Company’s Chief Legal and Regulatory Officer and Secretary, also has beneficial ownership of 50,462 shares of Class B Common Stock, which are convertible into shares of Class A Common Stock on a share-for-share basis at any time at the option of the holder, and which are not offered hereby.

(9)	Includes 940,425 options exercisable for shares of Class A Common Stock that are vested or that will vest within 60 days of the Determination Date. Dr. Hillan is the Company’s Head of Therapeutics.
(10)

Includes 1,544,202 options exercisable for shares of Class A Common Stock which are vested or that will vest within 60 days of the Determination Date. Mr. Lemon, the Company’s Vice President of Engineering, also has beneficial ownership of 261,145 shares of Class B Common Stock, which are convertible into shares of Class A Common Stock on a share-for-share basis at any time at the option of the holder, and which are not offered hereby.

(11)

Includes 815,683 options exercisable for shares of Class A Common Stock which are vested or that will vest within 60 days of the Determination Date. Ms. Keim is the Company’s Vice President of Consumer Marketing and Brand.

(12)

Includes 457,553 options exercisable for shares of Class A Common Stock which are vested or that will vest within 60 days of the Determination Date. Mr. Kohler is the Company’s Vice President of People.

Other Material Relationships with the Selling Stockholders

Employment Relationships

Each of Messrs. Schoch, Lemon, and Kohler, Dr. Hillan, and Mses. Hibbs and Keim entered into an employment agreement with 23andMe, Inc. in connection with their respective appointments.

Amended and Restated Registration Rights Agreement

In connection with the consummation of the Merger, VGAC, VG Acquisition Sponsor LLC, and certain other holders of Class A Common Stock (collectively, the “Registration Rights Agreement Parties”) entered into the Amended and Restated Registration Rights Agreement, which became effective upon the consummation of the Merger. In accordance with the Amended and Restated Registration Rights Agreement, the Registration Rights Agreement Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Amended and Restated Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

ABeeC 2.0, LLC, an affiliate of Ms. Wojcicki, is a party to the Amended and Restated Registration Rights Agreement.

Consulting Agreement with Richard Scheller

Effective April 1, 2019, Dr. Scheller executed a consulting agreement with 23andMe, Inc. (the “Consulting Agreement”). The Consulting Agreement provided that Dr. Scheller would serve as a consultant for a one-year period of April 1, 2019 to March 31, 2020 at a rate of $10,000 a month. The Consulting Agreement was amended on March 30, 2020 to extend the term of the Consulting Agreement through March 31, 2021 and to address minor ministerial updates. Effective March 24, 2021, a second amendment to the Consulting Agreement further extended the term of the Consulting Agreement through March 31, 2022. All other terms and conditions of the Consulting Agreement remained in full force and effect.

Indemnification of Directors and Officers

The Company entered, and expects to continue to enter into, indemnification agreements with its directors, executive officers, and other employees as determined by its Board of Directors (the “Board”). Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware.

There is no pending litigation or proceeding naming any of the Company’s directors, executive officers, or other employees to which indemnification is being sought, and the Company is not aware of any pending or threatened litigation that may result in claims for indemnification by any director, executive officer, or other officer.

PLAN OF DISTRIBUTION

The shares of Class A Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Class A Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq or any other stock exchange on which the Class A Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed), or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers, or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Class A Common Stock in compliance with Rule 144 under the Securities Act. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Class A Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Class A Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Class A Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Common Stock to engage in passive market-making activities with respect to the shares of Class A Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Class A Common Stock in the secondary market. All the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.

Once sold under the Registration Statement of which this Reoffer Prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered by this Reoffer Prospectus has been passed upon for us by Morgan, Lewis & Bockius, LLP.

EXPERTS

The consolidated financial statements of VG Acquisition Corp. as of December 31, 2020, and for the period from February 19, 2020 (inception) through December 31, 2020, have been incorporated by reference herein in reliance upon the report of WithumSmith+Brown, PC., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of 23andMe Holding Co. as of March 31, 2021 and 2020, and for each of the years in the three-year period ended March 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Act and the Exchange Act, are hereby incorporated by reference in this Registration Statement:

(a)

The Company’s prospectus filed with the Commission on July  23, 2021 pursuant to Rule 424(b) of the Securities Act, relating to the Company’s Registration Statement on Form S-1 (File No. 333-257768), as such prospectus may be supplemented or amended;

(b)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 24, 2021 and as amended on May 4, 2021;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Commission on August 13, 2021;

(d)

The Company’s Current Reports on Form 8-K, as applicable, filed with the Commission on February 4, 2021, February  16, 2021, March 30, 2021, April  6, 2021, May 3, 2021, May  27, 2021, May 28, 2021, June  4, 2021, June 11, 2021, June 21, 2021, and June 21, 2021; and

(e)

The description of shares of Class  A Common Stock contained in the Registration Statement on Form 8-A filed on June 17, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules), shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

General Corporation Law of the State of Delaware

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below:

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where such person had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Under Section 145(c) of the DGCL, indemnification against expenses (including attorneys’ fees) actually and reasonably incurred by directors, officers, employees and agents is required in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein.

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Under Section 145(g) of the DGCL, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation, a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability asserted against or incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to provide indemnity under Section 145. The Company has obtained insurance which, subject to certain exceptions, insures the directors and officers of the Company and its subsidiaries.

Charter and Bylaws

Our Certificate of Incorporation (the “Charter”) limits the liability of the directors of the Company to the fullest extent permitted by the DGCL, and our Amended and Restated Bylaws (the “Bylaws”) provide that the Company will indemnify them to the fullest extent permitted by such law.

The Bylaws also provide that the Company may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Indemnification Agreements

The Company has entered, and expects to continue to enter into, indemnification agreements with its directors, executive officers, and other employees as determined by its Board of Directors. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware.

The above discussion of the Company’s Charter, Bylaws, Indemnification Agreements, and of Section 145 of the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by such Charter, Bylaws, indemnification agreements, and applicable statutes.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Document

4.1	Certificate of Incorporation of 23andMe Holding Co. (incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K/A filed on June 21, 2021).

4.2	Amended and Restated Bylaws of 23andMe Holding Co. (incorporated by reference to Exhibit 3.2 filed with the Company’s Current Report on Form 8-K/A filed on June 21, 2021).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP for 23andMe Holding Co.

23.2	Consent of WithumSmith+Brown, PC for VG Acquisition Corp.

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in the signature page to this Registration Statement).

99.1	23andMe Holding Co. 2021 Incentive Equity Plan (incorporated by reference to Exhibit 10.5 filed with the Company’s Current Report on Form 8-K filed on June 21, 2021).

99.2	23andMe Holding Co. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 filed with the Company’s Current Report on Form 8-K filed on June 21, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 18th day of August, 2021.

23ANDME HOLDING CO.

By:	/s/ Anne Wojcicki
Name:	Anne Wojcicki
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Anne Wojcicki and Steven Schoch, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on August 18, 2021.

Name	Title	Date

/s/ Anne Wojcicki	Chief Executive Officer and Director (principal executive officer)	August 18, 2021
Anne Wojcicki

/s/ Steven Schoch	Chief Financial and Accounting Officer (principal financial and accounting officer)	August 18, 2021
Steven Schoch

/s/ Roelof Botha	Director	August 18, 2021
Roelof Botha

/s/ Patrick Chung	Director	August 18, 2021
Patrick Chung

	Director	August 18, 2021
Evan Lovell

/s/ Neal Mohan	Director	August 18, 2021
Neal Mohan

/s/ Valerie Montgomery Rice, M.D.	Director	August 18, 2021
Valerie Montgomery Rice, M.D.

/s/ Richard Scheller, Ph.D.	Director	August 18, 2021
Richard Scheller, Ph.D.

	Director	August 18, 2021
Peter Taylor